SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 6, 2003 (Date of earliest event reported)	Commission file number: 1-14005

Frisby Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	62-1411534 (I.R.S. Employer Identification No.)

155 Commerce Drive
Suite 100
Advance, North Carolina 27006
(Address of principal executive offices)
(Zip code)

(336) 998-6652
(Registrant’s telephone number, including area code)

Item 5. Other Events

     As previously disclosed, on January 16, 2003, Frisby Technologies, Inc. (the “Company” or the “Debtor”) filed a voluntary petition under Chapter 11 of the U. S. Bankruptcy Code in the United States Bankruptcy Court for the Middle District of North Carolina (the “Court”).

     On June 6, 2003, the Court entered an order authorizing the Debtor to conduct a sale of assets by means of an auction sale free and clear of all liens, claims, encumbrances and other interests.

     On June 19, 2003, the Court entered an order authorizing the Debtor to sell certain of its assets and authorized Mark Gillis, as the Chief Restructuring Officer of the Debtor, to move forward to consummate the sale.

     On and effective as of June 27, 2003, Alexander Rosenzweig tendered his resignation from the Board of Directors of Frisby Technologies, Inc.

     On June 30, 2003, the Company filed with the Court its Fifth Monthly Report for the period of May 1, 2003 through May 31, 2003. The report is filed herewith as Exhibit 99.1. The report contains financial statements and other financial information that has not been audited or reviewed by independent accountants and may be subject to future reconciliation and adjustments.

     On June 30, 2003, the Court entered an order that the exclusive period for the Debtor to file a Plan of Reorganization and Disclosure Statement is extended up to and including August 7, 2003.

     On July 7, 2003, John L. Ruggiero resigned his position as the Company’s Chief Financial Officer and Treasurer, effective July 18, 2003.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)     Not applicable

     (b)     Not applicable

     (c)     Exhibits

              The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

99.1	Fifth Monthly Report of Debtor-in-Possession.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Frisby Technologies, Inc.

	By:	/s/ Mark D. Gillis

Mark D. Gillis
Chief Restructuring Officer

Date: July 15, 2003